Exhibit 99.1

Atkore International Group Inc. Announces Share Repurchase Transaction and Preliminary First Quarter 2018 Results

01.22.18

HARVEY, Ill.—(BUSINESS WIRE)— Atkore International Group Inc. (the “Company” or “Atkore”) (NYSE: ATKR), a leading manufacturer of Electrical Raceway products primarily for the non-residential construction and renovation markets, today announced a stock repurchase transaction whereby the Company has agreed to repurchase from CD&R Allied Holdings, L.P. (the “CD&R Investor”) approximately 17 million shares of the Company’s common stock, par value $0.01 per share, at a per share price equal to $21.77, for a total purchase price of approximately $375 million, subject to the terms and conditions set forth in the stock purchase agreement.

The stock repurchase transaction, which is expected to close on or prior to February 9, 2018, is expected to be funded using the proceeds of an incremental borrowing under the existing first lien term loan credit facility entered into by certain subsidiaries of the Company.

Following the completion of the stock repurchase transaction, the CD&R Investor will own approximately 29% of the Company’s outstanding common stock, and the Company expects its leverage ratio to be approximately 3.5 times on a pro forma basis.

The stock repurchase transaction is expected to benefit both full year EPS and full year Adjusted EPS by approximately $0.24 per share.

Preliminary First Quarter 2018 Results

The financial results for the Company for the first quarter of fiscal year 2018 are not yet finalized. However, the following information reflects management’s current expectations with respect to the Company’s first quarter of fiscal year 2018 results, which exclude any impact from the above repurchase transaction.

The Company expects first quarter 2018 Net income of approximately $27.2 million, up $9.8 million or 56% compared to first quarter 2017, Adjusted EBITDA of approximately $58.5 million, up $8.6 million or 17% compared to first quarter 2017, Net income per diluted share of $0.41, up $0.15 or 58% compared to first quarter 2017; Adjusted Net income per diluted share of $0.46, up $0.18 or 64% compared to first quarter 2017, and cash flow from operating activities of $49 million, up $17.0 million or 52% compared to first quarter 2017.

For the first quarter of fiscal year 2018, based on the company’s initial review, Atkore expects the federal tax reform to result in a one-time reduction to tax expense in the range of $4 - $5 million related to revaluation of U.S. deferred tax balances due to a reduction of the U.S. statutory corporate tax rate. There is not expected to be an impact from the taxation of unremitted earnings of non-U.S. subsidiaries owned directly or indirectly by U.S. subsidiaries of Atkore.

For fiscal year 2018, Atkore anticipates that its effective tax rate, factoring in the impact of the tax reform, will be in the range of 22% - 24%, which represents a decrease in the range of 11% - 13% compared to its prior guidance of 35% before the federal tax reform. Beyond fiscal year 2018, Atkore expects its effective tax rate to be in the range of 25% - 27%.

Cautionary Statement Regarding Preliminary Results for the First Quarter of 2018

The estimated first quarter 2018 results are preliminary, unaudited and subject to completion, reflect management’s current views and may change as a result of management’s review of results and other factors. Such preliminary results are subject to the closing of the first quarter of fiscal year 2018 and finalization of first quarter financial and accounting procedures (which have yet to be performed) and should not be viewed as a substitute for full quarterly financial statements prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We caution you that the first quarter of fiscal year 2018 estimates are not guarantees of future performance or outcomes and that actual results may differ materially from those described above. Factors that could cause actual results to differ from those described above are set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”) and under “Cautionary Statement Regarding Forward-Looking Statements” below. You should read this information together with the financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for prior periods included in the Company’s SEC filings. Neither the Company’s independent registered public accounting firm nor any other independent registered public accounting firm has audited, reviewed or compiled, examined or performed any procedures with respect to the preliminary results, nor have they expressed any opinion or any other form of assurance on the preliminary results.

Full Year 2018 Guidance

The Company reaffirms its expectation that fiscal year 2018 Adjusted EBITDA will be in the range of $245 - $260 million and is updating its Adjusted EPS guidance to be in the range of $1.95 - $2.15 due to the expected impact of the federal tax reform and after giving effect to the stock repurchase transaction. Reconciliations of the forward-looking full-year and fiscal first quarter 2018 outlook for Adjusted EBITDA and Adjusted EPS are not being provided as the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliations.

Atkore will provide further details on its results, the expected impact of tax reform, and the stock repurchase transaction when it announces earnings for the first quarter of 2018 on Tuesday, February 6, 2018, before the opening of the New York Stock Exchange. The Company will host a conference call at 8:00 a.m. U.S. Eastern time that day to discuss first quarter 2018 earnings results and its guidance for 2018 earnings with securities analysts and institutional investors.

Conference Call Information

Atkore management will host a conference call, February 6, 2018, at 8:00 a.m. Eastern time, to discuss the Company’s financial results. The conference call may be accessed by dialing (877) 407-0789 (domestic) or (201) 689-8562 (international). The call will be available for replay until February 20, 2018. The replay can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 13675354.

Interested investors and other parties can also listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company’s website at http://investors.atkore.com. The online replay will be available on the same website immediately following the call.

To learn more about the Company please visit the company’s website at http://investors.atkore.com.

About Atkore International Group Inc.

Atkore International Group Inc. is a leading manufacturer of Electrical Raceway products primarily for the non-residential construction and renovation markets and Mechanical Products & Solutions for the construction and industrial markets. The Company manufactures a broad range of end-to-end integrated products and solutions that are critical to its customers’ businesses and employs approximately 3,500 people at 61 manufacturing and distribution facilities worldwide. The Company is headquartered in Harvey, Illinois.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to financial outlook. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results of operations, financial condition and cash flows, and the development of the market in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods.

A number of important factors, including, without limitation, the risks and uncertainties discussed under the caption “Risk Factors” in our Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (SEC) on November 29, 2017 could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation: declines in, and uncertainty regarding, the general business and economic conditions in the U.S. and international markets in which we operate; weakness or another downturn in the U.S. non-residential construction industry; changes in prices of raw materials; pricing pressure, reduced profitability, or loss of market share due to intense competition; availability and cost of third-party freight carriers and energy; high levels of imports of products similar to those manufactured by us; changes in federal, state, local and international governmental regulations and trade policies; adverse weather conditions; failure to generate sufficient cash flow from operations or to raise sufficient funds in the capital markets to satisfy existing obligations and support the development of our business; failure of our indemnification agreements in connection with acquisitions to adequately protect us from liabilities; increased costs relating to future capital and operating expenditures to maintain compliance with environmental, health and safety laws; reduced spending by, deterioration in the financial condition of, or other adverse developments with respect to, one or more of our top customers; increases in our working capital needs, which are substantial and fluctuate based on economic activity and the market prices for our main raw materials, including as a result of failure to collect, or delays in the collection of, cash from the sale of manufactured products; work stoppage or other interruptions of production at our facilities as a result of disputes under existing collective bargaining agreements with labor unions or in connection with negotiations of new collective bargaining agreements, as a result of supplier financial distress, or for other reasons; challenges attracting and retaining key personnel or high-quality employees; changes in our financial obligations relating to pension plans that we maintain in the United States; reduced production or distribution capacity due to interruptions in the operations of our facilities or those of our key suppliers; loss of a substantial number of our third-party agents or distributors or a dramatic deviation from the amount of sales they generate; security threats, attacks, or other disruptions to our information systems, or failure to comply with complex network security, data privacy and other legal obligations or the failure to protect sensitive information; possible impairment of goodwill or other long-lived assets as a result of future triggering events, such as declines in our cash flow projections or customer demand; safety and labor risks associated with the manufacture and in the testing of our products; product liability, construction defect and warranty claims and litigation relating to our various products, as well as government inquiries and investigations, and consumer, employment, tort and other legal proceedings; our ability to protect our intellectual property and other material proprietary rights; risks inherent in doing business internationally; our inability to introduce new products effectively or implement our innovation strategies; the inability of our customers to pay off the credit lines extended to them by us in a timely manner and the negative impact on customer relations resulting from our collections efforts with respect to non-paying or slow-paying customers; tax legislation that could materially impact the tax aspects of our business; the incurrence of liabilities and the issuance of additional debt or equity in connection with acquisitions, joint ventures or divestitures; failure to manage acquisitions successfully, including identifying, evaluating, and valuing acquisition targets and integrating acquired companies, businesses or assets; the incurrence of liabilities in connection with violations of the U.S. Foreign Corrupt Practices Act and similar foreign anti-corruption laws; the incurrence of additional expenses, increase in complexity of our supply chain and potential damage to our reputation with customers resulting from regulations related to “conflict minerals”; disruptions or impediments to the receipt of sufficient raw materials resulting from various anti-terrorism security measures; restrictions contained in our debt agreements; failure to generate cash sufficient to pay the principal of, interest on, or other amounts due on our debt; the significant influence our majority stockholder will have over corporate decisions; and other factors described from time to time in documents that we file with the SEC. The Company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

Contact:

Atkore International Group Inc.

Keith Whisenand

Vice President - Investor Relations

708-225-2124

KWhisenand@atkore.com

Non-GAAP Financial Information

This press release includes certain financial information, not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Further, these measures should not be considered substitutes for the performance measures derived in accordance with GAAP. See non-GAAP reconciliations below in this press release for a reconciliation of these measures to the most directly comparable GAAP financial measures.

Adjusted EBITDA and Adjusted EBITDA Margin

We use Adjusted EBITDA and Adjusted EBITDA Margin in evaluating the performance of our business. We use Adjusted EBITDA and Adjusted EBITDA Margin in the preparation of our annual operating budgets and as indicators of business performance and profitability. We believe Adjusted EBITDA and Adjusted EBITDA Margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance.

We define Adjusted EBITDA as net income (loss) before: loss from discontinued operations (net of income taxes), income tax expense (benefit), depreciation and amortization, interest expense (net), loss (gain) on extinguishment of debt, restructuring and impairments, stock-based compensation, gain on sale of joint venture, consulting fees, certain legal matters, transaction costs, other items, and multi-employer pension withdrawal.

We believe Adjusted EBITDA, when presented in conjunction with comparable GAAP measures, is useful for investors because management uses Adjusted EBITDA as a profitability measure in evaluating the performance of our business. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of Net sales.

Adjusted Net Income and Adjusted Earnings per Share

We use Adjusted net income and Adjusted earnings per share in evaluating the performance of our business and profitability. Management believes that these measures provide useful information to investors by offering additional ways of viewing the Company’s results that, when reconciled to the corresponding GAAP measure provide an indication of performance and profitability excluding the impact of unusual and or non-cash items. We define Adjusted net income as net income (loss) before consulting fees, stock-based compensation expense and other items. We define Adjusted earnings per share as basic and diluted earnings per share excluding the per share impact of consulting fees, stock-based compensation and other items.

Leverage Ratio - Net debt/Adjusted EBITDA

We define leverage ratio as the ratio of net debt (total debt less cash and cash equivalents) to Adjusted EBITDA on a trailing twelve month basis. We believe the leverage ratio is useful to investors as an alternative liquidity measure.

ATKORE INTERNATIONAL GROUP INC.

ADJUSTED EBITDA

The following table presents reconciliations of Adjusted EBITDA to net income for the periods presented:

	Three months ended
(in thousands)	December 29, 2017	December 30, 2016
Net income	$27,189	$17,382
Interest expense, net	6,594	9,830
Income tax expense	2,516	5,507
Depreciation and amortization	17,210	13,628
Loss on extinguishment of debt	—	9,805
Restructuring & impairments	262	389
Stock-based compensation	3,564	2,720
Transaction costs	645	1,560
Other (a)	507	(10,930)

Adjusted EBITDA	$58,487	$49,891

(a)	Represents other items, such as inventory reserves and adjustments, realized or unrealized gain (loss) on foreign currency transactions and release of certain indemnified uncertain tax positions.

Debevoise Comments—January 18, 2018

ATKORE INTERNATIONAL GROUP INC.

ADJUSTED NET INCOME PER SHARE

The following table presents reconciliations for Adjusted net income to net income for the periods presented:

	Three months ended
(in thousands, except per share data)	December 29, 2017	December 30, 2016
Net income	$27,189	$17,382
Stock-based compensation	3,564	2,720
Loss on extinguishment of debt	—	9,805
Other (a)	507	(10,930)

Pre-tax adjustments to net income	4,071	1,595
Tax effect	(1,059)	(571)

Adjusted net income	$30,201	$18,406
Weighted-Average Common Shares Outstanding
Basic	63,316	62,642
Diluted	65,989	65,920
Net income per share
Basic	$0.43	$0.28
Diluted	$0.41	$0.26
Adjusted Net income per share
Basic	$0.48	$0.29
Diluted	$0.46	$0.28

(a)	Represents other items, such as inventory reserves and adjustments, realized or unrealized gain (loss) on foreign currency transactions and release of certain indemnified uncertain tax positions.